EXHIBIT 11.2
                UNOCAL CORPORATION AND CONSOLIDATED SUBSIDIARIES
         COMPUTATION OF EARNINGS PER COMMON SHARE ASSUMING FULL DILUTION
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

                                                                              For Three Months        For Six Months
                                                                                Ended June 30          Ended June 30
                                                                          --------------------------------------------
Dollars and shares in thousands, except per share amounts                      1997        1996       1997       1996
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Earnings from continuing operations
Per Share Assuming Full Dilution
Earnings from continuing operations ...................................   $ 156,440    $188,624   $344,110   $ 319,641
Distribution on convertible preferred securities (net of tax) .........       5,953          --     11,906          --
                                                                          ---------------------------------------------
   Earnings from continuing operations
     applicable to common stock .......................................     162,393     188,624    356,016     319,641
Weighted average common stock outstanding .............................     249,583     248,294    250,047     247,983
Dilutive common stock equivalents .....................................       2,911       1,933      2,668       1,794
Conversion of preferred stock .........................................          --      16,667         --      16,667
Conversion of preferred securities ....................................      12,263          --     12,263          --
                                                                          ---------------------------------------------
Weighted average common stock and
    stock equivalents outstanding .....................................     264,757     266,894    264,978     266,444
                                                                          ---------------------------------------------
      Earnings from continuing operations
          per common share ............................................   $    0.61    $   0.71   $    1.34  $    1.20
                                                                          ---------------------------------------------
Earnings (loss) from discontinued operations
Per Share Assuming Full Dilution
Earnings (loss) applicable to common stock ............................   $      --    $ 49,257   $(44,243)  $  42,501
Weighted average common stock outstanding .............................     249,583     248,294    250,047     247,983
Dilutive common stock equivalents .....................................       2,911       1,933      2,668       1,794
Conversion of preferred stock .........................................          --      16,667         --      16,667
Conversion of preferred securities (a) ................................      12,263          --     12,263          --
                                                                          ---------------------------------------------
Weighted average common stock and
    stock equivalents outstanding .....................................     264,757     266,894    264,978     266,444
                                                                          ---------------------------------------------
      Earnings (loss) from discontinued operations
          per common share ............................................   $      --        0.18   $  (0.17)  $    0.16
                                                                          ---------------------------------------------
Loss from extraordinary item
  Per Share Assuming Full Dilution
   Early extinguishment of debt .......................................   $ (37,820)   $     --   $(37,820)  $      --
Weighted average common stock outstanding .............................     249,583          --    250,047          --
Dilutive common stock equivalents .....................................       2,911          --      2,668          --
Conversion of preferred stock .........................................          --          --         --          --
Conversion of preferred securities (a).................................      12,263          --     12,263          --
                                                                          ---------------------------------------------
Weighted average common stock and
    stock equivalents outstanding .....................................     264,757          --    264,978          --
                                                                          ---------------------------------------------
      Loss  from extraordinary item
        per common share ..............................................   $   (0.14)   $     --   $  (0.14)  $      --
                                                                          ---------------------------------------------
         Net earnings per common share
           assuming no full dilution ..................................   $    0.47    $   0.89   $   1.03   $    1.36
                                                                          ---------------------------------------------

(a) The effect of assumed conversion of preferred stock is antidilutive for the three and six months ended June 30, 1997.

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